UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 2, 2014

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2014, Financial Institutions, Inc. (the "Company") entered into a separation agreement and release of all claims with Kenneth V. Winn (the "Separation Agreement"), the Company’s former Executive Vice President and Chief Risk Officer. As disclosed by the Company on a Current Report on Form 8-K filed on August 22, 2014, Mr. Winn departed as the Company’s Executive Vice President and Chief Risk Officer on August 19, 2014. Under the terms of the Separation Agreement, Mr. Winn is entitled to receive $184,500, to be paid in equal bi-weekly installments for a period of 47 weeks, less required payroll deductions and withholdings. These bi-weekly payments will begin on the Company’s first regular pay period after September 6, 2014. Under the terms of the Separation Agreement, Mr. Winn provided a general release of claims in favor of the Company and its affiliates. Mr. Winn has the right to revoke the Separation Agreement until September 4, 2014. After this revocation period expires, the Separation Agreement will become effective as of the date of signature and execution.

A copy of the Separation Agreement is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

September 4, 2014	By:	Kevin B. Klotzbach

Name: Kevin B. Klotzbach
Title: Executive Vice President, Chief Financial Officer and Treasurer